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                                                                   EXHIBIT 13(E)
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SEC FILING, ITEM 24, PART C, (13)(e)                AGL Platinum Investor VA


HYPOTHETICAL HISTORICAL SEVEN DAY YIELD AND EFFECTIVE YIELD
   UV Dates

   MONEY MARKET DIVISION YIELD FOR 1998*

            12/31/98         7.312333
            12/30/98         7.311867                0.002479   total return for 7 days
                                                  ------------
            12/29/98         7.311199                           7.31233 - 7.309854
            12/28/98         7.310530                0.000339   base period return
                                                  ------------
            12/27/98     no unit value                          0.00248 / 7.309854
            12/26/98     no unit value
            12/25/98     no unit value                  1.77%   yield for 7 day period
                                                  ------------
            12/24/98         7.309854                           ending 12/31/98
                                                                ((7.312333-7.309854)/7.309854)*365/7

                                                        1.78%   effective yield
                                                  ------------
                                                                ((0.000339+1)=(365/7))-1

*Based on hypothetical unit value data